As filed with the Securities and Exchange Commission on November 14, 2003
                         Registration No. ___- ________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MONACO GROUP INC.
                                -----------------

           Delaware                       5141                  98-0404764
(State or other jurisdiction of    (Primary Standard         (I.R.S. Employer
incorporation or organization)         Industrial         Identification Number)
                                 Classification Number)

          20A Voyager Court South, Etobicoke, Ontario, Canada, M9W 5M7
               Telephone (416) 213-0028 Facsimile: (416) 213-9057
          (Address and telephone number of principal executive offices)

                   Peter Nelipa, President, Monaco Group Inc.
          20A Voyager Court South, Etobicoke, Ontario, Canada, M9W 5M7
               Telephone (416) 213-0028 Facsimile: (416) 213-9057
           (Name, address and telephone number for Agent for Service)

                                  With copy to:
                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
             32 Executive Park, Suite 105, Irvine, California 92614
                     Tel: (949) 660-9700 Fax: (949) 660-9010

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       CALCULATION OF REGISTRATION FEE
==================================================================================================================
 Title of each Class     Amount to be    Proposed Maximum Offering  Proposed Maximum Aggregate      Amount of
    of Securities         Registered        Price per share (1)           Offering Price        Registration Fee
---------------------  ----------------  -------------------------  --------------------------  ------------------
     Common Stock          326,500                 $1.00                     $326,500                $26.42

(1) Estimated in accordance with Rule 457(o) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

                                   PROSPECTUS
                                   ----------

                               MONACO GROUP INC.,
                               ------------------
                             A DELAWARE CORPORATION
                             ----------------------


               326,500 Shares of Common Stock of Monaco Group Inc.
               ---------------------------------------------------

This prospectus relates to 326,500 shares of $0.001 par value common stock of Monaco Group Inc., a Delaware corporation, which may be resold from time to time by certain selling stockholders of the company. Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

You should  carefully  consider  the Risk  Factors  beginning  on Page 3 of this
--------------------------------------------------------------------------------
prospectus before purchasing any of the common stock offered by this prospectus.
--------------------------------------------------------------------------------

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities
--------------------------------------------------------------------------------
commission has approved or  disapproved  of these  securities or passed upon the
--------------------------------------------------------------------------------
adequacy or accuracy of this prospectus. Any representation to the contrary is a
--------------------------------------------------------------------------------
criminal offense.
-----------------

The selling stockholders will offer their shares at the designated price ($1.00) until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

                 Estimated Maximum
               Offering Price to the  Underwriting discounts  Proceeds to issuer
                      Public              and commissions
-------------  ---------------------  ----------------------  ------------------
  Per share           $1.00                   $0.00                 $0.00

Total maximum       $326,500                  $0.00                 $0.00


                The date of this prospectus is November 14, 2003

                                MONACO GROUP INC.


                                Table of Contents

PROSPECTUS SUMMARY...........................................................3
THE OFFERING.................................................................3
RISK FACTORS.................................................................3
FORWARD LOOKING STATEMENTS...................................................7
USE OF PROCEEDS..............................................................7
DILUTION.....................................................................7
DETERMINATION OF OFFERING PRICE..............................................8
DIVIDEND POLICY..............................................................8
SELLING STOCKHOLDERS.........................................................8
PLAN OF DISTRIBUTION........................................................10
LEGAL PROCEEDINGS...........................................................10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS...................11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............12
DESCRIPTION OF SECURITIES...................................................13
EXPERTS.....................................................................13
LIMITATION OF LIABILITY AND INDEMNIFICATION.................................14
ORGANIZATION WITHIN LAST 5 YEARS............................................14
DESCRIPTION OF BUSINESS.....................................................15
REPORTS TO STOCKHOLDERS.....................................................18
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...................19
DESCRIPTION OF PROPERTY.....................................................20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................20
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.....................22
EXECUTIVE COMPENSATION......................................................23
ADDITIONAL INFORMATION......................................................23
TRANSFER AGENT AND REGISTRAR................................................23
REPRESENTATIONS.............................................................24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE........................................................24

                               PROSPECTUS SUMMARY
                               ------------------

We are a developmental stage company, incorporated under the laws of the State of Delaware on July 21, 2003. We have two wholly owned subsidiaries, Monaco (Canada) Inc., incorporated under the laws of the Province of Ontario on July 25, 2003, and MG Holdings Inc., incorporated under the laws of the Province of Ontario on November 10, 2003. In October 2003, we entered the grocery distribution business in Canada. We plan to enter the business of brokerage, sales, merchandising and distribution of grocery and consumer products across Canada and the United States to independent and chain grocery stores, discount stores, drug stores, convenience stores and other distributors. We anticipate that we will develop and manage brands for ourselves and on behalf of manufacturers. We also intend to market such products throughout the grocery and foodservice industry in an effort to establish a national presence for our brands and the brands of our clients.

Our principal business address, telephone number and facsimile number are 20A Voyager Court South, Etobicoke, Ontario, M9W 5M7, telephone (416) 213-0028 and facsimile (416) 213-9057.

We have received an opinion from our auditors regarding our ability to continue in business as a going concern, because we have not generated material revenues since our formation. We recently commenced operations in October 2003.

                                  THE OFFERING
                                  ------------

This prospectus relates to 326,500 shares of our common stock to be sold by the selling stockholders identified in this prospectus. The selling stockholders will offer their shares at the designated price ($1.00) until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have the prices of our shares quoted on the Over the Counter (OTC) Bulletin Board electronic quotation service. To date no actions have been taken to apply to the NASD to have the prices of our shares quoted on the Over the Counter
(OTC) Bulletin Board electronic quotation service.

                                  RISK FACTORS
                                  ------------

An investment in our common stock involves a high degree of risk. Prospective investors should carefully consider the following factors concerning the business of Monaco Group Inc. and its subsidiaries and the offering, and should consult independent advisors as to the technical, tax, business and legal considerations regarding an investment in shares of our common stock. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his/her investment.

Our company has a limited operating history and, therefore, we do not know if we
--------------------------------------------------------------------------------
can achieve profitability.
--------------------------

From the date of our incorporation on July 21, 2003, to the date of this registration statement, we have not generated material revenues. Our operating activities during this period consist solely of limited grocery distribution in Canada. Our limited operating history makes it difficult or impossible to predict future results of our operations.

Our  ability  to  continue  as a going  concern  is in doubt,  because  we are a
--------------------------------------------------------------------------------
development stage company and do not have material earnings.
------------------------------------------------------------

We are in the development stage and have not generated material revenues since our inception. Our only source of funds has been the sale of our common stock and limited income from grocery distribution in Canada through our operating subsidiary Monaco (Canada) Inc. We have an accumulated deficit of $65,795 as of September 30, 2003, and we continue to incur operating expenses and legal and accounting expenses. These factors raise substantial doubt about our ability to continue as a going concern. Our auditors have raised substantial doubt regarding our ability to continue as a going concern.

Our officers  and  directors  are engaged in other  businesses.  Therefore,  our
--------------------------------------------------------------------------------
officers and directors may not devote sufficient time to our affairs.
---------------------------------------------------------------------

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between our affairs and the other business ventures in which they may be or become involved.

Because we do not intend to pay any  dividends  on our common  stock,  investors
--------------------------------------------------------------------------------
seeking  dividend  income  or  liquidity  should  not  purchase  shares  in this
--------------------------------------------------------------------------------
offering.
---------

We do not currently anticipate declaring and paying dividends to our stockholders in the near future. It is our intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and, in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors, whose members do not intend to pay any dividends on our common stock for the foreseeable future.

We are required to indemnify our officers and directors in certain circumstances
--------------------------------------------------------------------------------
for  claims  against  them that may  result  in  significant  costs,  therefore,
--------------------------------------------------------------------------------
reducing our profitability and our ability to continue our business.
--------------------------------------------------------------------

Article SEVENTH of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     o    any  breach  of  such   director's  duty  of  loyalty  to  us  or  our
          stockholders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our stockholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our stockholders.

Our  common  stock is  considered  to be penny  stock and  subject to the "penny
--------------------------------------------------------------------------------
stock" rules, which may adversely affect the liquidity of our common stock.
---------------------------------------------------------------------------

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions. Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks. The administration requirements imposed by these rules may affect the liquidity of our common stock.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
(i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our inability to obtain manufacturer clients and vendors for grocery and related
--------------------------------------------------------------------------------
products for brokerage and distribution will significantly affect our ability to
--------------------------------------------------------------------------------
expand operations and generate revenues.
----------------------------------------

We have a very limited current client base for our services. It will be difficult to establish a client base for our services due to the competition in the grocery brokerage and distribution industries. If we are unable to establish a client base for our services, our business will fail.

Our industry is highly  competitive  and we may not have  adequate  resources to
--------------------------------------------------------------------------------
market our products and services in order to compete successfully.
------------------------------------------------------------------

Competition in the grocery and foodservice industry is intense. Most of our competitors have substantially greater experience, financial and technical resources, marketing and development capabilities than we do. Many of those competitors with greater financial resources can afford to spend more resources than we can to market their products and services. We cannot guaranty that we will succeed in marketing our products and services.

The food brokerage industry is highly fragmented and competitive. Our competitors include several large privately held companies and numerous small privately held food brokers. In addition, we expect that we will face additional competition from new entrants into the food brokerage market, due to the relatively low barriers to entry. The food brokerage industry is currently undergoing substantial consolidation. In addition, many manufacturers employ sales personnel to sell direct to retailers, wholesalers and distributors. Further, food brokers also compete with specialty distributors, wholesalers and other entities engaged in businesses which provide distribution to manufacturers, retailers, food service establishments and consumers. Certain of these competitors may have lower overhead costs than us, have greater financial resources than us, or have better knowledge of, or relationships in, local and regional markets, which may give such competitors advantages in offering services and products that are similar to our services and products. There can be no assurance that we will be successful against such competition.

We may change our business plan at any time.
--------------------------------------------

We have no obligation to conduct the business we have described in this prospectus. Investors will have no input in whether we engage in an entirely different activity or no activity at all. We cannot guarantee that we will be able to develop food brands, purchase products from vendors and/or successfully market and distribute products.

We may need to raise  additional  capital to effectuate our business plan. If we
--------------------------------------------------------------------------------
fail to raise additional capital, our business will likely fail.
----------------------------------------------------------------

To purchase products from vendors and to develop brands, we may be required to raise additional funds. Our failure to obtain additional funds would significantly limit or eliminate our ability to develop brands and purchase products. This would have a material adverse effect on our ability to commence operations and compete with other brand developers and product distributors.

To market products, we may be required to raise additional funds. We anticipate that we will require significant funds for the marketing and promotion of food brands. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. This would have a material adverse effect on our ability to commence operations and compete with other brand developers, food brokers and product distributors.

We may require the use of a third-party warehouse to store and distribute our products. We have yet to arrange for the warehousing of products. We will be required to raise additional funds to do so. Our failure to obtain additional funds would significantly limit or eliminate our ability to storage and distribute our products. This would have a material adverse effect on our ability to commence operations.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, our business may fail or we may be required to limit any proposed operations or eliminate certain or all of our proposed marketing programs.

Our planned  acquisition  strategy  may not provide  economic  benefits  and may
--------------------------------------------------------------------------------
impair our financial condition.
-------------------------------

We plan to pursue acquisitions in the food business. However, we cannot guarantee that we will be able to consummate any acquisitions on favorable terms. If we do complete any acquisitions, we cannot be certain that we will realize any anticipated benefits from those acquisitions. In addition, acquisitions will require significant financial resources. Available cash will not be sufficient to fund acquisitions. We are not certain that we will be able to obtain financing to fund any acquisitions.

You will  have  little  or no  control  over  our  management  or other  matters
--------------------------------------------------------------------------------
requiring stockholder approval.
-------------------------------

Our officers, directors and principal stockholders, in the aggregate, beneficially own a majority of our outstanding common stock. As a result, they have the ability to control matters affecting minority stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal stockholders control our business, investors will not be able to replace our management if they disagree with the way our business is being run. Our largest stockholder also has controlling interests in other grocery distribution companies.

We lack a public  market  for  shares of our  common  stock,  which will make it
--------------------------------------------------------------------------------
difficult for investors to sell their shares.
---------------------------------------------

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock.

The offering price was determined arbitrarily.
----------------------------------------------

The offering price for the shares of common stock has been arbitrarily established and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

                           FORWARD LOOKING STATEMENTS
                           --------------------------

Certain statements in this prospectus, including, without limitation, those described under the sections entitled "Risk Factors," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward looking statements". These statements can be identified by forward-looking words such as "expect," "believe," "goal," "plan," "intend," "estimate," and "may" or similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company or events, or timing of events, relating to the company to differ materially from any future results, performance or achievements of the company expressed or implied by such-forward looking statements. These include statements concerning the immediate need for the company to raise significant additional capital to finance operations in the near-term and the inability to provide assurances that such capital will be available on favorable terms to us, if at all; the delay our achievement of substantial market penetration and widespread acceptance of our products; the failure to sell our products in amounts sufficient to help us achieve our goals; the expense of business development and the uncertainty of profitability and sustainability of revenues and profitability and the reliance and dependence our company has on our only client.

                                 USE OF PROCEEDS
                                 ---------------

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.

                                    DILUTION
                                    --------

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

The offering price of the 326,500 shares of common stock being offered by the selling stockholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

                                 DIVIDEND POLICY
                                 ---------------

We have never paid cash dividends and we do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of earnings, if any, to support our business activities.

                              SELLING STOCKHOLDERS
                              --------------------

The following list of selling stockholders includes (1) the number of shares of common stock currently owned by each selling stockholder, (2) the number of shares being offered for resale by each selling stockholder; and (3) the number and percentage of shares of common stock to be held by each selling stockholder after the completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders sell all or any of their shares.

As of November 14, 2003 there were 4,446,500 shares of common stock outstanding.

Name of Beneficial          Amount of Beneficial   Shares of Common  Shares of Common Stock
Owner                     Ownership Prior to This  Stock Being Sold  Beneficially Owned After
                                Offering(1)        Pursuant to This  This Offering
                                                   Prospectus(2)
-------------------------  ----------------------  ----------------  ------------------------
                           NUMBER      PERCENT     NUMBER            NUMBER      PERCENT
-------------------------  ---------   ----------  ----------------  ---------  -------------
Selina Tombs(3)            100,000       2.25%     100,000              0            0%
Tony Carbonara(3)           75,000       1.69%      75,000              0            0%
Diana Ferracuti              2,500        *          2,500              0            0%
John Preece                  2,500        *          2,500              0            0%
Blair Laing                  2,500        *          2,500              0            0%
Ricardo Luzuriaga            2,500        *          2,500              0            0%
Martino Mazza               10,000        *         10,000              0            0%
Michael Delduca              2,500        *          2,500              0            0%
Jeff Mazza                   1,000        *          1,000              0            0%
Ignazio Mazza                1,000        *          1,000              0            0%
Giovanni Marino              1,000        *          1,000              0            0%
Michael Vendittelli          2,500        *          2,500              0            0%
Carmela Agnino               1,000        *          1,000              0            0%
Martin Agnino               25,000        *         25,000              0            0%
Brett Read                   2,500        *          2,500              0            0%
Richard Abbass               2,500        *          2,500              0            0%



                                        8






Name of Beneficial          Amount of Beneficial   Shares of Common  Shares of Common Stock
Owner                     Ownership Prior to This  Stock Being Sold  Beneficially Owned After
                                Offering(1)        Pursuant to This  This Offering
                                                   Prospectus(2)
-------------------------  ----------------------  ----------------  ------------------------
Joseph Agnino                2,500        *          2,500              0            0%
Luisa Fortino                1,000        *          1,000              0            0%
Nick Nosowenko               2,500        *          2,500              0            0%
Richard White                2,500        *          2,500              0            0%
Giuseppe Gatti              17,000        *         17,000              0            0%
Michael S. White             2,500        *          2,500              0            0%
Melanie Brown                3,500        *          3,500              0            0%
Robert Kavanagh              5,000        *          5,000              0            0%
Teresa Liberto               5,000        *          5,000              0            0%
Paolo Marzicola              2,500        *          2,500              0            0%
Kristen Harrington           2,500        *          2,500              0            0%
Sally Mullen                 2,500        *          2,500              0            0%
Jesse Cassaday               2,500        *          2,500              0            0%
John Tuzi                    2,500        *          2,500              0            0%
Diane Ashworth               2,500        *          2,500              0            0%
Patricia Savage              2,500        *          2,500              0            0%
Raffaele Prospero           25,000        *         25,000              0            0%
Thomas Kuennen               2,500        *          2,500              0            0%
Sara Kuennen                 2,500        *          2,500              0            0%
Jennifer Hunt-Carbonara      1,000        *          1,000              0            0%
Brett Lindros                2,500        *          2,500              0            0%
=============================================================================================
TOTAL                      326,500       7.34%     326,500              0            0%

     *    Less than 1%

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty
(60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.

(3)  On July 28, 2003, we issued  75,000 and 100,000  shares of our common stock
(as adjusted for the September 29, 2003 stock split) to Tony Carbonara and Selina Tombs, in exchange for consulting services provided to us, which were valued at $17,500.

                              PLAN OF DISTRIBUTION
                              --------------------

Selling stockholders will offer their shares at the designated price ($1.00) until their shares are quoted on the Over the Counter (OTC) Bulletin Board (or other specified market) and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have the prices of our shares quoted on its Over the Counter (OTC) Bulletin Board electronic quotation service. To date no actions have been taken to apply to the NASD to have our shares listed on its Over the Counter (OTC) Bulletin Board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. Sales of our shares may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market prices.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.

                                LEGAL PROCEEDINGS
                                -----------------

We are not aware of any material legal proceedings against us. We may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS
            ---------------------------------------------------------
                            AND SIGNIFICANT EMPLOYEES
                            -------------------------

The following table sets forth certain information regarding the executive officers and directors of Monaco Group Inc. as of November 14, 2003:

NAME OF DIRECTOR       AGE     TERM SERVED            POSITIONS WITH COMPANY
-------------------  -------  ---------------------  -----------------------------------
Peter Nelipa           36      Since July 21, 2003    President, Secretary and Director

Suzanne Lilly          52      Since July 21, 2003    Chief Financial Officer, Treasurer
                                                      and Director

Taragh Bracken         32      Since July 21, 2003    Director

All our directors hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Executive officers hold offices until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

Set forth below is a biographical description of each director and executive officer based upon information supplied by them:

Peter  Nelipa.  Mr.  Nelipa has been the  President,  Secretary,  and one of our
-------------
directors since our inception. Mr. Nelipa is also the President and one of the directors of both of our wholly owned subsidiaries, Monaco (Canada) Inc. and MG Holdings Inc. Since 2001, Mr. Nelipa has held various management positions with New Durham Trading, an importer and exporter of various consumer products. In 1999, Mr. Nelipa co-founded Iceflow Technologies Inc. (formerly IC3), a company that developed a patented technology for cooling liquid products, and served in various management positions until 2001. From 1997 to 1999, Mr. Nelipa was the President of Draft Guys, a company that installs draught systems in restaurant and stadiums. Mr. Nelipa is not an officer or a director of any other reporting company.

Suzanne Lilly. Ms. Lilly has been the Chief Financial Officer, Treasurer and one
-------------
of our directors since our inception. Ms. Lilly is also the Secretary, Treasurer and one of the directors of both of our wholly owned subsidiaries, Monaco
(Canada) Inc. and MG Holdings Inc. Ms. Lilly is responsible for day-to-day operations as well as our administrative and financial activities. Since May 2003, Ms. Lilly has also been the President of Logex Warehousing and Distribution Inc., a company that providing warehousing and distribution services to companies within the grocery industry. From 2001 to the present, Ms. Lilly has also been a director and interim Chief Financial Officer of @rgentum Management and Research Corporation. From 2001 to 2002, Ms. Lilly was the Chief Financial Officer of Avenue Financial Corporation, a Canadian financial management company listed on the TSX Venture Exchange. From 1991 to 2003, Ms. Lilly has also been a Chartered Accountant in private practice. Ms. Lilly earned her Chartered Accountant designation with PriceWaterhouseCoopers.

Taragh  Bracken.  Ms. Bracken has been one of our directors since our inception.
---------------
Ms. Bracken has been a lawyer in private practice since 2001, specializing in civil and commercial litigation, family and criminal law. From 1999 to 2001, Ms. Bracken was a Solicitor for Watkins, Wilson & Associates Inc. Trustees in Bankruptcy. From 1992 to 1996, Ms. Bracken was a Solicitor for O'Mara, Geraghty, McCourt in Ireland. Ms. Bracken was called to the Bar by the Law Society of Ireland in 1992 and qualified as a Solicitor with the Law Society of Upper Canada in 1999.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table sets forth, as of November 14, 2003, certain information as to shares of the common stock owned by (i) each person known by management to beneficially own more than 5% of the outstanding common stock, (ii) each of the Company's directors, and (iii) all executive officers and directors of the Company as a group:

Security  Ownership by Management.  The following  table specifies the number of
---------------------------------
shares of our common stock owned by our officers and directors.


NAME AND                        TITLE OF   AMOUNT AND NATURE   PERCENT OF
ADDRESS(1)                      CLASS      OF BENEFICIAL       CLASS(2)
                                           OWNERSHIP
------------------------------  --------   -----------------   -----------
Peter Nelipa(3)(5)              COMMON     830,000 shares       18.67%
President, Secretary and
Director

Suzanne Lilly(4)(5)             COMMON     780,000 shares       17.54%
Chief Financial Officer,
Treasurer and Director

Taragh Bracken(5)               COMMON     630,000 shares       14.17%
Director

All directors and               COMMON     2,240,000 shares     50.38%
named executive
officers as a group

(1) The address for all of the above is c/o Monaco Group, 20A Voyager Court South, Etobicoke, ON, M9W 5M7
(2)  Based on 4,446,500 issued and outstanding shares on November 14, 2003.
(3) Mr. Nelipa is also the President and a director of both of our wholly owned subsidiaries, Monaco (Canada) Inc. and MG Holdings Inc.
(4) Ms. Lilly is also the Secretary, Treasurer and a director of both of our wholly owned subsidiaries, Monaco (Canada) Inc. and MG Holdings Inc.
(5) Pursuant to an Option Agreement, dated as of July 23, 2003, among Peter Nelipa, our President, Secretary and Director, Suzanne Lilly, our Chief Financial Officer and Director, Taragh Bracken, our Director, and us, we have an option to repurchase up to 90% of shares owned by those Directors up to July, 2004 and 75% of the shares to July, 2005 in the event they terminate their employment as directors. The shares may be repurchased by us for 110% of the average amount paid for the stock to July 2004, and 120% to July 2005. The total shares pursuant to this Option Agreement are based on the number of shares owned by those Directors on the date of their termination. As of the date of this prospectus, those Directors owned an aggregate of 2,240,000 shares of our common stock.

Security  Ownership  of Certain  Beneficial  Owners.  Other than  directors  and
---------------------------------------------------
officers, the following table specifies the beneficial owners of 5% or more of our issued and outstanding common stock.


NAME AND                  TITLE OF     AMOUNT AND          PERCENT OF
ADDRESS(1)                CLASS        NATURE OF           CLASS(2)
                                       BENEFICIAL
                                       OWNERSHIP
------------------------  ----------   -----------------   ------------
Burgio Family Holdings    COMMON       1,880,000 shares    42.28%
Inc.(3)(4)

(1) The address for Burgio Family Holdings Inc. is c/o Monaco Group, 20A Voyager Court South, Etobicoke, ON, M9W 5M7.
(2)  Based on 4,446,500 issued and outstanding shares on November 14, 2003.
(3)  Burgio Family Holdings Inc., a corporation owned by Jennifer Burgio.
(4)  Al Burgio is the President and Director of Burgio Family Holdings Inc.

                            DESCRIPTION OF SECURITIES
                            -------------------------

Our authorized capital stock consists of 10,000,000 shares of common stock, having a par value of $0.001 per share. As of November 14, 2003, there were issued and outstanding 4,446,500 shares of common stock and 41 holders of record. All outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote per share on each matter submitted to vote at any meeting of stockholders. Holders of a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors, if they choose to do so, in which event the holders of the remaining shares will be unable to elect directors. There are currently three members on the Board of Directors. The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights. Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time. Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation,
dissolution   or   winding-up  or  other   distribution   of  assets  among  our
stockholders.

On September 29, 2003, our Certificate of Incorporation was amended so that all of our issued and outstanding shares of $0.001 par value common stock were split at the rate of 10 shares for 1.

Pursuant to an Option Agreement, dated as of July 23, 2003, among Peter Nelipa, our President, Secretary and Director, Suzanne Lilly, our Chief Financial Officer and Director, Taragh Bracken, our Director, and us, we have an option to repurchase up to 90% of shares owned by those Directors up to July, 2004 and 75% of the shares to July, 2005 in the event they terminate their employment as directors. The shares may be repurchased by us for 110% of the average amount paid for the stock to July 2004, and 120% to July 2005. The total shares pursuant to this Option Agreement are based on the number of shares owned by those Directors on the date of their termination. As of the date of this prospectus, those Directors owned an aggregate of 2,240,000 shares of our common stock.

                                     EXPERTS
                                     -------

Amisano Hanson, Chartered Accountants, independent auditors, have audited our financial statements included in this prospectus. Our financial statements are incorporated herein in reliance on Amisano Hanson's report, due to their authority as experts in accounting and auditing.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION
                   -------------------------------------------

Article SEVENTH of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     o    any  breach  of  such   director's  duty  of  loyalty  to  us  or  our
          stockholders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our stockholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our stockholders.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

The aforementioned indemnification continues for a person who has ceased to be a
director,   officer,   employee  or  agent  and  their  heirs,   executors   and
administrators.

(begin boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (The "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
(end boldface)

                        ORGANIZATION WITHIN LAST 5 YEARS
                        --------------------------------

Transactions with Promoters.
----------------------------

On July 23, 2003, Peter Nelipa, Suzanne Lilly, Taragh Bracken and Burgio Family Holdings Inc. were issued 4,000,000 shares of our $.001 par value common stock

(as adjusted for the September 29, 2003 stock split) in exchange for their services relating to founding and organizing the business, which were valued at $40,000.

                             DESCRIPTION OF BUSINESS
                             -----------------------

Introduction
------------

We are a developmental stage company incorporated in Delaware on July 21, 2003. We have two wholly owned subsidiaries, Monaco (Canada) Inc., incorporated under the laws of the Province of Ontario on July 25, 2003, and MG Holdings Inc., incorporated under the laws of the Province of Ontario on November 10, 2003. In October 2003, we entered the grocery distribution business in Canada. We plan to enter the brokerage, sales, merchandising and distribution of grocery and consumer products across Canada and the United States to independent and chain grocery stores, discount stores, drug stores, convenience stores and other distributors.

Brokerage.  We anticipate  that our brokerage  business will provide  outsourced
---------
sales, merchandising and marketing services to manufacturers, suppliers and producers of food products and consumer goods. We will act as an independent sales and marketing representative for these types of companies, selling their grocery and consumer products and coordinating their marketing programs with retailers and wholesalers. Our principal source of revenues from the brokerage business shall be commissions that we receive from the companies whose products we broker.

Distribution.  We plan to act as a distributor  for our own products and certain
------------
other products of other companies, as opposed to a full line wholesaler. A full line wholesale has the responsibility of servicing the entire need of a retail operation, whereby a distributor caters to specific merchandising categories. In October 2003, we entered the grocery distribution business in Canada. In the month of October 2003, our distribution business generated revenues of approximately $16,500 with a gross profit of approximately 3.6%.

Food Brokerage Business
-----------------------

Our strategy in the food brokerage business is as follows:

Acquisition  Strategy.  We intend to acquire local and regional  food  brokerage
---------------------
companies in the United States and Canada. Potential target companies must have strong account service relationships, complementary product lines, and compatible financial strengths.

Develop  Relationships and Increase Customer Coverage. We believe we can attract
-----------------------------------------------------
food companies to broker by offering superior marketing services on both a national and local basis at a cost much lower than what many food companies could provide through their own in-house sales force.

Increase Use of Hybrid Service Agreements.  Food brokers generally provide their
-----------------------------------------
clients with account, retail, marketing and sales services and order management services. Food brokers receive commissions from their clients based on a percentage of product sales. In the last several years, food brokers also have entered into agreements with their clients to provide only specific services (referred to as "hybrid" agreements). In these hybrid agreements, food brokers can be compensated by a percentage of sales, by a flat fee per service provided, or a combination of both. We believe that manufacturers with sales personnel that previously did not utilize brokers are beginning to outsource certain services to eliminate the expense of maintaining those services. We anticipate that hybrid agreements will, in the future, generate significant revenue and attract new clients to us.

Description of our Brokerage Services
-------------------------------------

The  services  provided  by  our  brokerage  business  can  be  divided  into  4 categories:

(1)  account service and business development;
(2)  retail services;
(3)  marketing services; and
(4)  order management.

We plan to provide a comprehensive array of these services to manufacturers of consumer goods and products. We plan to market and sell products, on behalf of our clients, to grocery stores, mass merchandisers, membership warehouses, drug stores and convenience stores across the United States and Canada. In connection with this activity, we anticipate providing detailed sales planning and full in-store retail and merchandising support.

We believe that strong relationships will be driven by our ability to provide superior sales, marketing, and merchandising services, order management, and innovative promotional planning. To establish strong relationships, we will be required to raise additional funds after completion of this offering to fund our sales and marketing activities.

Traditionally, food companies have hired food brokers to provide all of the above-listed services and food brokers have been paid by such companies based on a percentage of products sold. This percentage is typically a commission of 3-5%. In recent years, food brokers have entered into hybrid agreements with clients to provide only specific retail services. These arrangements are in response to increased outsourcing by companies who traditionally had not used food brokers. These hybrid agreements primarily include initial retail shelf set-ups and follow-up shelf management. In hybrid agreements, food brokers are compensated for providing services either as a percentage of product sales, a flat fee, or a combination of both. We believe that offering hybrid services will attract new clients to us and will result in sales of additional services to our clients at a later time.

Account Service and Business  Development.  Brand Development  Managers ("BDMs")
-----------------------------------------
and Customer Development Managers ("CDMs") work with food companies and their wholesalers and retailers. BDMs work with food companies to develop strategic sales plans for particular products. They also assist food companies in achieving their merchandising goals, including those related to product distribution and shelf placement. CDMs serve specific wholesalers and retailers. They work with these clients in the development of category management initiatives and shelf schematics. Category management involves the strategic grouping and positioning of products on the shelf among other similar type products. The sales plans developed by BDMs and CDMs are executed through the account executive service teams. These teams coordinate and implement the specific sales initiatives on a local basis. For smaller clients, these services can be performed on a local level by account executives.

Retail Services.  Retail and merchandising service personnel provide our clients
---------------
with an in-store presence to assess product performance and merchandising conditions. Retail representatives develop relationships with store managers and assist account executives in developing sales plans for our clients' products. Our retail sales organization executes sales plans at the store level by providing merchandising, shelf management, display, schematic design, pricing and promotional program services. Our retail sales organization is also responsible for collecting and reporting in-store conditions.

Marketing Services. Our marketing services group uses current retail information
------------------
it collects, together with data received from national marketing research companies to analyze local market conditions and develop marketing strategies for our clients. Retail data is used to determine how products should be priced and placed, the optimal mix of current and new products, and the types of promotions desirable to increase sales. Our marketing services group also initiates and promotes local market events, which often involve sponsorship by our clients of charity promotions, to build brand equity for products.

Order Management.  We anticipate performing all major order management functions
----------------
to facilitate the movement of goods from our food company clients to their customers. All ordering responsibility begins at the local market. We anticipate having an order management system that shall reconcile invoices with purchase orders and process promotional allowances and other credits. We also anticipate employing account administrators and customer service representatives who perform order management functions in the local markets.

Competition in the Brokerage Business
-------------------------------------

The food brokerage market is large and fragmented, with many small brokers serving numerous local markets and a few large brokers serving multiple regions in the United States and Canada. The entire food distribution business has been consolidating over the past 10 years. As a result, large brokers that can provide services across geographic markets have a competitive advantage.

Food Distribution Business
--------------------------

Products.  We plan to position  ourselves as a distributor  for our own products
--------
and certain other products of other companies, as opposed to a full line wholesaler. A full line wholesale has the responsibility of servicing the entire need of a retail operation, whereby a distributor caters to specific merchandising categories.

Private  and  Controlled  Labels.  If we raise  substantial  capital or generate
--------------------------------
significant revenues, we hope to develop our own private label brands that we will offer exclusively to our customers. Private label lines offer quality products that are equal or superior in quality to comparable nationally advertised brands and value brand products at more competitive prices. We believe that private label brands would generate higher margins for us. We also hope to offer controlled label brands for our customers. Controlled labels are products for which we have exclusive distribution rights to a particular customer or in a specific region.

Pricing.  We anticipate  using market  research and cost analyses as a basis for
-------
pricing products.

Sales and  Marketing.  We plan to develop a sales and marketing team that covers
--------------------
all of Canada and selective regions of the United States. This team will cover all aspects of the retail trade including chain grocery and drug stores, mass merchandise centers, food service outlets, convenience stores and other distributors. If we raise substantial capital or generate significant revenues, we hope to establish a marketing department that will constantly develop and implement innovative marketing programs for all the brands we represent.

Our Target  Markets.  We believe that our primary  target market will consist of
-------------------
independent and chain grocery and drug stores, mass merchandise centers, other distributors, food service outlets, and convenience stores.

Growth  Strategy.  Our  objective  is to become a supplier  of brand  management
----------------
services and grocery and related products to the grocery and food service industry. Key elements of our growth strategy include:

     o    creating awareness of our products and services;

     o    providing competitive pricing for our products and services;
     o    developing our relationships with clients and customers;
     o    providing additional services for clients and customers;
     o    acquiring  other  companies in the grocery and food service  industry;
          and
     o    pursuing   relationships   with  companies   which  will  support  our
          development.

Competition in the Distribution Business. The food distribution business is very
----------------------------------------
competitive. Our primary competitors are national chains that self-distribute, as well as national, regional and local food distributors and food brokers. The principal competitive factors include price, quality and assortment of product lines, reliability of delivery and the range and quality of customer services. Many of these competitors have greater financial and other resources, and more experience in procurement, sales and marketing, and research and development, than us.

Seasonality.  We  anticipate  our  operation,  as it relates to  groceries;  and
-----------
specifically, inventory levels, sales volume and product mix, will be impacted to some degree by certain holiday periods.

Government Regulation. The conduct of our business, and the distribution and use
---------------------
of many of our products, is subject to various Canadian and United States federal, state, provincial and local laws. As of November 14, 2003, our costs to comply with these laws are not material, individually or in the aggregate.

Patents and Proprietary  Rights. Our success depends in part upon our ability to
-------------------------------
preserve trade secrets and operate without infringing the proprietary rights of other parties. We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.

Employees.  As of November 14,  2003,  we had no  employees,  other than our two
---------
executive officers. Two independent consultants have provided services to us, which include the development of a proposed sales training program and the compiling of information pertaining to the grocery industry and prospective suppliers.

We currently anticipate that we will hire no more than four employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate using the services of independent contractors and consultants to support marketing and sales and business development.

Facilities.  Our executive,  administrative and operating offices are located at
----------
20A Voyager Court South, Etobicoke, Ontario, M9W 5M7. A corporation controlled by Suzanne Lilly, our CFO and a director, currently provides office space to us at no charge.

                             REPORTS TO STOCKHOLDERS
                             -----------------------

We anticipate that we will be a reporting company and, therefore, will file forms 10-QSB quarterly reports and form 10-KSB annual reports with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, C.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We will file our registration statement on EDGAR and, therefore, you can view our registration statement and other filings with the SEC on a Internet site maintained by the SEC that contains reports, proxy and information statements, and for information regarding issuers that file electronically with the SEC at http://www.sec.gov.
                               -------------------

            MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
            ---------------------------------------------------------
                            AND RESULTS OF OPERATION
                            ------------------------

Introduction
------------

We have received a going concern opinion from our auditors because we have not generated revenues and have only recently commenced business. At September 30, 2003, our accumulated deficit was $65,795. In October 2003, we entered the grocery distribution business in Canada. In the month of October 2003, our distribution business generated revenues of approximately $16,500 with a gross profit of approximately 3.6%.

Plan of Operations
------------------

Over the next twelve months, we plan to enter the food brokerage business and further develop our distribution business.

As of September 30, 2003, we had cash of $22,715 and we had borrowed $1,160 of the $20,000 available under our credit facility. At that date, our available funds totaled $41,555, from cash on hand and the unused portion of the credit facility.

At our current limited level of operations, our available funds could likely satisfy our cash requirements for the next twelve months. However, we plan to increase our business in the next three to six months, and will likely require additional funds to do so.

In the next three months, we plan to contact food manufacturers using the pre-existing relationships of our management. We will offer these manufacturers brokerage and marketing throughout the grocery and foodservice industry in an effort to establish a national presence for those clients. We will also offer our brokerage business, providing sales, merchandising and marketing services to manufacturers, suppliers and producers of food products and consumer goods. These activities will require at least $30,000. In connection with these activities, we intend to use existing cash or borrowings under our credit facility. If we cannot finance this activity with available cash, then we will seek alternative sources of funding, including loans from our officers or other stockholders; credit from consultants, suppliers, and vendors; or commercial or private debt financing.

In connection with this three-month increase of our business:

     o To purchase products from vendors to be held as inventory, we will be required to raise additional funds. It is unlikely that vendors will give us sufficient credit to fund significant inventory.
     o To warehouse any products held in inventory, we will require the use of a third-party warehouse to store such products. We will be required to raise additional funds to pay for such warehousing.

Over the next three to six months, we plan to recruit a staff of up to four persons to focus on procurement, sales and marketing, administration and to assist with the launch of our business and thereafter commence selling our products and services. We do not believe that our current cash will be sufficient to recruit a full procurement, sales and marketing, and administrative staff. We could recruit up to one staff member using available cash and borrowing under our credit facility. If we cannot finance this activity with available cash, then we will seek alternative sources of funding, including loans from our officers or other stockholders or commercial or private debt financing.

During the next twelve months, we also intend to acquire local and regional food brokerage companies in the United States and Canada. Potential target companies must have strong account service relationships, complementary product lines and compatible financial strengths. Acquisitions will require significant financial resources. Available cash will not be sufficient to fund acquisitions. We would likely finance acquisitions with commercial or private debt financing. We are not certain that we will be able to obtain such financing to fund any acquisitions.

Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, our business may fail or we may be required to limit any proposed operations.

                             DESCRIPTION OF PROPERTY
                             -----------------------

Property held by Us. As of the date  specified in the following  table,  we held
-------------------
the following property:


                 Property                  September 30, 2003
       -----------------------------    ------------------------
       Cash                                      $22,715
       Property and Equipment, net               $  0.00

We do not presently own any interests in real estate. We do not presently own any inventory or equipment.

Our Facilities. Our executive,  administrative and operating offices are located
--------------
at 20A Voyager Court South, Etobicoke, Ontario, Canada M9W 5M7. A corporation controlled by Suzanne Lilly, our CFO and a director, currently provides office space to us at no charge.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date there have been no related party transactions between us and a third party.

Conflicts  Related to Other  Business  Activities.  The  persons  serving as our
-------------------------------------------------
officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

Skyway Wholesale Grocers Inc., a subsidiary of Burgio Family Holdings Inc., our largest stockholder, is a wholesaler of grocery and related products to various independent and chain retailers throughout Canada. As of the date of this prospectus, we have done no transactions with Skyway, but it is likely that we may, in the future, purchase products from or sell products to Skyway, from time to time, in the ordinary course of business.

Suzanne Lilly currently serves as President of Logex Warehousing and Distribution Inc., an Ontario corporation ("Logex"). Logex provides warehousing and distribution services to various companies in the grocery industry. Ms. Lilly currently devotes approximately one fourth of her time to Logex. We do not believe that we have any conflicts of interest with the business of Logex, other than Ms. Lilly's duty to provide management and services. Ms. Lilly currently devotes approximately twenty hours per week to our business, but anticipates that he will devote significantly more hours when we commence operations.

We do not believe that we have any conflicts of interest with any business of Peter Nelipa, other than Mr. Nelipa's duty to provide management and services to other entities. Mr. Nelipa currently devotes approximately ten hours per week to our business, but anticipates that he will devote significantly more hours when we commence operations.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and to our stockholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A stockholder may be able to institute legal action on our behalf or on behalf of that stockholder and all other similarly situated stockholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related  Party  Transactions.  There  have been no related  party  transactions,
----------------------------
except for the following:

A corporation controlled by Suzanne Lilly, our CFO and a director, currently provides office space to us at no charge.

Skyway Wholesale Grocers Inc., a subsidiary of Burgio Family Holdings Inc., our largest stockholder, is a wholesaler of grocery and related products to various independent and chain retailers throughout Canada. As of the date of this prospectus, we have done no transactions with Skyway, but it is likely that we may, in the future, purchase products from or sell products to Skyway, from time to time, in the ordinary course of business.

On or about July 30, 2003, we issued 120,000 shares of our common stock (as adjusted for the September 29, 2003 stock split) to Peter Nelipa, Suzanne Lilly, Taragh Bracken, and Burgio Family Holdings Inc. in exchange for $12,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.

On July 24, 2003, we entered into a Loan Facility Agreement with Burgio Family Holdings Inc., our largest stockholder. This Loan Facility Agreement allows us to borrow up to $20,000 at 10% interest per annum on all amounts advanced. The money is accessible upon seven days notice to Burgio Family Holdings Inc. and is unsecured and payable on demand upon 30 days written notice from Burgio Family Holdings Inc. We believe that the terms of the Loan Facility Agreement were negotiated in good faith and are as favorable, if not more favorable, than those that could have been negotiated with at arm's length with an unaffiliated third party.

Pursuant to an Option Agreement, dated as of July 23, 2003, among Peter Nelipa, our President, Secretary and Director, Suzanne Lilly, our Chief Financial Officer and Director, Taragh Bracken, our Director, and us, we have an option to repurchase up to 90% of shares owned by those Directors up to July, 2004 and 75% of the shares to July, 2005 in the event they terminate their employment as directors. The shares may be repurchased by us for 110% of the average amount paid for the stock to July 2004, and 120% to July 2005. The total shares pursuant to this Option Agreement are based on the number of shares owned by those Directors on the date of their termination. As of the date of this prospectus, those Directors own an aggregate of 2,240,000 shares of our common stock.

On July 23, 2003, Peter Nelipa, Suzanne Lilly, Taragh Bracken and Burgio Family Holdings Inc. were issued 4,000,000 shares of our $.001 par value common stock (as adjusted for the September 29, 2003 stock split) in exchange for their services relating to founding and organizing our business, which were valued at

$40,000. The shares were issued in a transaction that we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
             -------------------------------------------------------

As of November 14, 2003, there were issued and outstanding 4,446,500 shares of common stock and 41 holders of record.

There is no trading market for our common stock at present and there has been no trading market to date. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue. At November 14, 2003, there are no options or warrants outstanding to purchase shares of our common stock and no options or warrants to purchase our common stock that are authorized and available for grant. We have no shares that are currently eligible for sale under Rule 144. We have 326,500 common shares which we have agreed to register under the Securities Act in this offering for sale by current stockholders. No dividends have been paid on our common stock to date, and we have no plans to pay dividends on our common stock in the foreseeable future.

The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result, if trading in our common stock is determined to be subject to the above rules, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

                             EXECUTIVE COMPENSATION
                             ----------------------

The following table sets forth the salaries and directors' fees we expect to pay to our executives on an annual basis.

Person              Position                Salary     Bonus     Other
------------------  ----------------------  ---------  --------  --------
Peter Nelipa        President,               $0         $0        $0
                    Secretary, and
                    Director

Suzanne Lilly       Chief Financial          $0         $0        $0
                    Officer and Director

We do not have comparative compensation disclosure for the past fiscal year due to the company only being in operation for 5 months.

We do not compensate our Directors for their service to us as Directors.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at our next Board of Directors meeting.

                             ADDITIONAL INFORMATION
                             ----------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form SB-2 covering the common stock being sold in this offering. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

                          TRANSFER AGENT AND REGISTRAR
                          ----------------------------

The registrar and transfer agent for our common stock will be Pacific Stock Transfer. Its address is 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119 and its telephone number at this location is (702) 361-3033.

                                 REPRESENTATIONS
                                 ---------------

(begin boldface)
No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.
(end boldface)

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND
          ------------------------------------------------------------
                              FINANCIAL DISCLOSURE
                              --------------------

There are no disagreements with the accountants on accounting policies or financial disclosure.

                                MONACO GROUP INC.
                                -----------------

                          (A Development Stage Company)

                  REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 2003

                             (Stated in US Dollars)
                              --------------------

TERRY AMISANO LTD.                                   A M I S A N O   H A N S O N
KEVIN HANSON, CA                                         CHARTERED ACCOUNTANTS








                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Monaco Group Inc.

We have audited the accompanying consolidated balance sheet of Monaco Group Inc. (A Development Stage Company) as of September 30, 2003 and the related consolidated statements of operations, cash flows and stockholders' equity from July 21, 2003 (Date of Incorporation) to September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monaco Group Inc. as of September 30, 2003 and the results of its operations and its cash flows for the period from July 21, 2003 (Date of Incorporation) to September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                               "Amisano Hanson"
October 13, 2003                                           Chartered Accountants










750 WEST PENDER STREET, SUITE 604                  TELEPHONE:  604-689-0188
VANCOUVER, CANADA                                  FACSIMILE:  604-689-9773
V6C 2T7                                            E-MAIL:     amishan@telus.net

                                MONACO GROUP INC.
                                -----------------
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2003
                             (Stated in US Dollars)
                              --------------------


                                     ASSETS
                                     ------
Current
   Cash                                                         $       22,715
                                                                ================


                                   LIABILITIES
                                   -----------
Current
   Accounts payable                                             $        2,950
   Loans from related party - Note 3                                     1,160
                                                                ----------------

                                                                $        4,110
                                                                ================


                              STOCKHOLDERS' EQUITY
                              --------------------

Common stock, $0.001 par value - Note 4
   10,000,000 shares authorized
   4,444,000 shares issued and outstanding                               4,444
   Additional paid-in capital                                           79,956
Deficit accumulated during the development stage                    (   65,795)
                                                                ----------------

                                                                        18,605
                                                                ----------------

                                                                $       22,715
                                                                ================

Nature and Continuance of Operations - Note 1
Commitments - Notes 3 and 4

















                             SEE ACCOMPANYING NOTES

                                MONACO GROUP INC.
                                -----------------
                          (A Development Stage Company)
                            CONSOLIDATED STATEMENT OF
                OPERATIONS for the period July 21, 2003 (Date of
                      Incorporation) to September 30, 2003
                             (Stated in US Dollars)
                              --------------------


Expenses
   Accounting                                                   $        1,500
   Bank charges and interest                                               119
   Consulting fees - Note 5                                             57,500
   Filing and regulatory fees                                            1,020
   Legal                                                                 5,450
   Office and miscellaneous                                                206
                                                                ----------------

Net loss for the period                                         $    (  65,795)
                                                                ================

Basic loss per share                                            $    (    0.02)
                                                                ================

Weighted average number of shares outstanding                        4,164,960
                                                                ================































                             SEE ACCOMPANYING NOTES

                                MONACO GROUP INC.
                                -----------------
                          (A Development Stage Company)
                         CONSOLIDATED STATEMENT OF CASH
                   FLOWS for the period July 21, 2003 (Date of
                      Incorporation) to September 30, 2003
                             (Stated in US Dollars)
                              --------------------


Cash flows from Operating Activities
   Net loss for the period                                      $    (  65,795)
   Add item not involving cash:
     Issuance of common stock for services                              57,500
  Changes in non-cash working
   capital item:
     Accounts payable                                                    4,110
                                                                ----------------

                                                                     (   4,185)
                                                                ----------------

Cash flow from Financing Activity
   Issuance of common stock                                             26,900
                                                                ----------------

Increase in cash during the period and cash, end of period      $       22,715
                                                                ================


Supplemental disclosure of cash flow information
 Cash paid for:
     Interest                                                   $            -
                                                                ================

     Income taxes                                               $            -
                                                                ================

Non-cash transactions - Note 6





















                             SEE ACCOMPANYING NOTES

                                MONACO GROUP INC.
                                -----------------
                          (A Development Stage Company)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
              for the period July 21, 2003 (Date of Incorporation)
                              to September 30, 2003
                             (Stated in US Dollars)
                              --------------------


                                                                                     Deficit
                                                                                   Accumulated
                                             Common Stock            Additional     During the
                                             ------------              Paid-in     Development
                                         Number       Par Value        Capital        Stage          Total
                                         ------       ---------        -------        -----          -----

Capital stock issued
For services           - at $0.01       4,000,000    $     4,000    $    36,000    $         -    $    40,000
For services           - at $0.10         175,000            175         17,325              -         17,500
For cash                -at $0.10         269,000            269         26,631              -         26,900
Net loss for the period                         -              -              -      (  65,795)       (65,795)
                                      ------------  ------------   -------------   ------------   ------------
Balance, as at
 September 30, 2003                     4,444,000    $     4,444    $    79,956    $ (  65,795)   $    18,605
                                      ============   ============   ============   ============   ============





























                             SEE ACCOMPANYING NOTES

                                MONACO GROUP INC.
                                -----------------
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2003
                             (Stated in US Dollars)
                              --------------------


Note 1    Nature and Continuance of Operations
          ------------------------------------

          The Company is in the development stage and, subsequent to September 30, 2003, began operations in the business of brokerage, sales, merchandising and distribution of grocery and consumer products across Canada and the United States to independent and chain grocery stores, discount stores, drug stores, convenience stores and other distributors.

          These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $65,795 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

          The Company's current working capital of $18,605 at September 30, 2003 is not sufficient to support current commitments and operations and planned expansion for the next twelve months. The outcome of these matters cannot be predicted with any certainty at this time. The Company has historically satisfied its capital need primarily by issuing equity securities.

          The Company was incorporated in the State of Delaware, United States of America on July 21, 2003.

Note 2    Summary of Significant Accounting Policies
          ------------------------------------------

          The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

          The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

          Development Stage Company
          -------------------------

          The Company is a development stage company as defined in Financial Accounting Standard Board Statement No. 7.

Monaco Group Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2003
(Stated in US Dollars) - Page 2
 --------------------


Note 2    Summary of Significant Accounting Policies - (cont'd)
          ------------------------------------------

          Principles of Consolidation
          ---------------------------

          These consolidated financial statements include the accounts of the Company' s wholly owned subsidiary Monaco (Canada) Inc., a company incorporated under the Company Act of Ontario on July 25, 2003. All inter-company transactions have been eliminated.

          Foreign Currency Translation
          ----------------------------

          The Company translates amounts into the functional currency, Canadian dollars, and the reporting currency, United States dollars in accordance with Statement of Financial Accounting Standards No. 52. "Foreign Currency Translation". At each balance sheet date, recorded balances that are denominated in a currency other than U.S. dollars are adjusted to reflect the current exchange rate which may give rise to a cumulative translation adjustment.

          Monetary assets and liabilities are translated into Canadian dollars at the exchange rate in effect at the end of the year. Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired or the liabilities assumed. Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date. All exchange gains and losses are included in the determination of net income (loss) for the year.

          Income Taxes
          ------------

          The Company uses the asset and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes". Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

          Basic Loss Per Share
          --------------------

          The Company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period.

Monaco Group Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2003
(Stated in US Dollars) - Page 3
 --------------------


Note 2    Summary of Significant Accounting Policies - (cont'd)
          ------------------------------------------

          Financial Instruments
          ---------------------

          The carrying value of the Company's financial instruments, consisting of cash and accounts payable approximate their fair value due to the short maturity of such instruments. Loans from related party also approximate fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

          New Accounting Standards
          ------------------------

          Management does not believe that any recently issued but not effective accounting standards if currently adopted could have a material affect on the accompanying financial statements.

Note 3    Loans from Related Party
          ------------------------

          Loans payable are due to a shareholder of the Company and are unsecured, bear interest at 10% per annum and are due within seven days of notice. The Company has been provided a line of credit from this related party up to $20,000 on these terms. The shareholder has agreed to waive the interest charge up to September 30, 2003.

Note 4    Share Capital
          -------------

          Shares issued, par value and additional paid-in capital have been retroactively adjusted for a share split approved by the Company at September 29, 2003, allocating nine more shares for each one share held.

          Pursuant to an Option Agreement, dated as of July 23, 2003, between directors and the Company, the Company has an option to repurchase up to 90% of shares owned by those directors up to July, 2004 and 75% of the shares to July, 2005 in the event they terminate their employment as directors. The shares may be repurchased by the Company for 110% of the average amount paid for the stock to July, 2004, and 120% to July, 2005. The total shares pursuant to this Option Agreement are based on the number of shares owned by those directors on the date of their termination. As at September 30, 2003, those directors owned an aggregate of 2,240,000 common shares.

Note 5    Related Party Transactions - Notes 3 and 6
          --------------------------

          During the period ended September 30, 2003, the Company was charged $40,000 for services related to the organization and formation of the Company by directors and a shareholder of the Company. These fees were settled by the issuance of 4,000,000 common shares at $0.01 per share.

Monaco Group Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2003
(Stated in US Dollars) - Page 4
 --------------------


          These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Note 6    Non-cash Transaction
          --------------------

          Investing and financing activities that do not have a direct impact on current cash flows are excluded from the cash flow statement. During the period ended September 30, 2003, the Company issued 175,000 common shares at $0.10 per share for consulting fees incurred. The Company also issued 4,000,000 common shares at $0.01 per share to related parties for consulting fees incurred. These transactions have been excluded from the cash flows statement.

Note 7    Deferred Tax Assets
          -------------------

          At September 30, 2003, the Company has net operating loss carryforwards, which expire commencing in 2010 and 2022, totalling approximately $65,795, the benefit of which has not been recorded in the financial statements.


          The following table summarizes the significant components of the Company's deferred tax assets:

                                                                     Total
                                                                     -----
          Deferred Tax Assets
            Non-capital losses carryforward                        $  23,000
          Valuation allowance for deferred tax asset                 (23,000)
                                                                   ----------

                                                                   $       -
                                                                   ==========

          The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

PART II
-------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

Article SEVENTH of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     o    any  breach  of  such   director's  duty  of  loyalty  to  us  or  our
          stockholders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our stockholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our stockholders.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

The aforementioned indemnification continues for a person who has ceased to be a
director,   officer,   employee  or  agent  and  their  heirs,   executors   and
administrators.

(begin boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (The "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
(end boldface)

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   -------------------------------------------

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Filing Fee                                                    $26.42
Accounting and Audit Fees                                     $4,000.00
Legal Fees and Expense                                        $15,000.00
Printing and Engraving Expenses (includes EDGAR service)      $1,000.00

                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

(a)  Securities issued and sold:

On or about October 17, 2003, we accepted a subscription agreement from Brett Lindros to purchase 2,500 shares of our common stock, at a purchase price of $0.10 per share, for a total gross proceeds of $250. Mr. Lindros is a resident of Ontario, Canada. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.

On September 29, 2003, our Certificate of Incorporation was amended so that all of our issued and outstanding shares of $0.001 par value common stock were split at the rate of 10 shares for 1.

In September 2003, we accepted  subscription  agreements from  thirty-four  (34)
investors to purchase an aggregate of 14,900 shares of our common stock, at a purchase price of $1.00 per share for a total gross proceeds of $14,900. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.

All of the purchasers of these shares were non-residents of the United States and are listed below. On September 29, 2003, these shares were split at the rate of 10 shares for 1.

NAME                      RESIDENCY           NUMBER(1)
------------------------  ------------------  ------------
Diana Ferracuti           Ontario, Canada       2,500
John Preece               Ontario, Canada       2,500
Blair Laing               Ontario, Canada       2,500
Ricardo Luzuriaga         Ontario, Canada       2,500
Martino Mazza             Ontario, Canada      10,000
Michael Delduca           Ontario, Canada       2,500
Jeff Mazza                Ontario, Canada       1,000
Ignazio Mazza             Ontario, Canada       1,000
Giovanni Marino           Ontario, Canada       1,000
Michael Vendittelli       Ontario, Canada       2,500
Carmela Agnino            Ontario, Canada       1,000
Martin Agnino             Ontario, Canada      25,000
Brett Read                Ontario, Canada       2,500
Richard Abbass            Ontario, Canada       2,500
Joseph Agnino             Ontario, Canada       2,500
Luisa Fortino             Ontario, Canada       1,000
Nick Nosowenko            Ontario, Canada       2,500
Richard White             Ontario, Canada       2,500
Giuseppe Gatti            Ontario, Canada      17,000
Michael S. White          Ontario, Canada       2,500
Melanie Brown             Ontario, Canada       3,500
Robert Kavanagh           Ontario, Canada       5,000
Teresa Liberto            Ontario, Canada       5,000

NAME                      RESIDENCY           NUMBER(1)
------------------------  ------------------  ------------
Paolo Marzicola           Ontario, Canada       2,500
Kristen Harrington        Ontario, Canada       2,500
Sally Mullen              Ontario, Canada       2,500
Jesse Cassaday            Ontario, Canada       2,500
John Tuzi                 Ontario, Canada       2,500
Diane Ashworth            Ontario, Canada       2,500
Patricia Savage           Ontario, Canada       2,500
Raffaele Prospero         Ontario, Canada      25,000
Thomas Kuennen            Ontario, Canada       2,500
Sara Kuennen              Ontario, Canada       2,500
Jennifer Hunt-Carbonara   Ontario, Canada       1,000
==========================================================
TOTAL                                          149,000
(1)  Number of shares as adjusted for the September 29, 2003 stock split

On or about July 30, 2003, we issued 12,000 shares of our common stock for $1.00 per share to Peter Nelipa, Suzanne Lilly, Taragh Bracken, and Burgio Family Holdings Inc. in exchange for $12,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. On September 29, 2003, these shares were split at the rate of 10 shares for 1.

On July 28, 2003, we issued 17,500 shares to two independent consultants. In exchange for the shares, the consultants have provided services to us, including the development of a proposed sales training program and the compiling of information pertaining to the grocery industry and prospective suppliers. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. On September 29, 2003, these shares were split at the rate of 10 shares for 1.

On July 23, 2003, Peter Nelipa, Suzanne Lilly, Taragh Bracken and Burgio Family Holdings Inc. were issued 400,000 shares of our $.001 par value common stock in exchange for their services relating to founding and organizing the business, which were valued at $40,000. The shares were issued in a transaction that we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. On September 29, 2003, these shares were split at the rate of 10 shares for 1.

(b)  Underwriters and Other Purchasers.

     Not applicable

(c)  Consideration.

     See (a) above.

(d)  Exemption from Registration Claimed.

     See (a) above.

                                    EXHIBITS
                                    --------

A.   Exhibits

The following exhibits are attached hereto:

Exhibit Number     Title
----------------   -------------------------------------------------------------
3.1                Certificate of Incorporation
3.2                Certificate of Amendment to Certificate of Incorporation
3.3                Bylaws
4.1                Specimen stock certificate
4.2                Option Agreement, dated as of July 23, 2003, among Peter
                   Nelipa, Suzanne Lilly, Taragh Bracken, and Monaco Group
5.1                Opinion of Stepp Law Group
10.1               Loan Facility Agreement, dated as of July 24, 2003, among
                   Burgio Family Holdings Inc. and Monaco Group
21.1               List of Subsidiaries
23.1               Consent of Amisano Hanson, Certified Public Accountants
23.2               Consent of Stepp Law Group (included in Exhibit 5.1)

B.   Financial Statement Schedules

All schedules are omitted because they are not applicable or the required information is shown in our consolidated financial statements and related notes attached to the prospectus.

UNDERTAKINGS
------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1)  The undersigned Registrant hereby undertakes to:

(2) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

     (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional changed material information on the plan of distribution.

(3) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(4) File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

                                   SIGNATURES
                                   ----------

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Etobicoke, Ontario, Canada on November 14, 2003.

MONACO GROUP INC.

SIGNATURE                                   TITLE

/s/ Mr. Peter Nelipa                        President and Director
------------------------------------
Mr. Peter Nelipa


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Mr. Peter Nelipa                        November 14, 2003
------------------------------------
Peter Nelipa
President, Secretary, Director


/s/ Suzanne Lilly                           November 14, 2003
------------------------------------
Suzanne Lilly
Chief Financial Officer, Treasurer, Director


/s/ Taragh Bracken                          November 14, 2003
------------------------------------
Taragh Bracken
Director

                                POWER OF ATTORNEY
                                -----------------

Each person whose signature appears below constitutes and appoints and hereby authorizes Peter Nelipa with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

MONACO GROUP INC.
-----------------



/s/ Peter Nelipa                            November 14, 2003
------------------------------------
Peter Nelipa
President, Secretary, Director


/s/ Suzanne Lilly                           November 14, 2003
------------------------------------
Suzanne Lilly
Chief Financial Officer, Treasurer, Director


/s/ Taragh Bracken                          November 14, 2003
------------------------------------
Taragh Bracken
Director

                                Index of Exhibits


Exhibit Number     Title
---------------    -------------------------------------------------------------
3.1                Certificate of Incorporation
3.2                Certificate of Amendment to Certificate of Incorporation
3.3                Bylaws
4.1                Specimen stock certificate
4.2                Option Agreement, dated as of July 23, 2003, among Peter
                   Nelipa, Suzanne Lilly, Taragh Bracken, and Monaco Group
5.1                Opinion of Stepp Law Group
10.1               Loan Facility Agreement, dated as of July 24, 2003, among
                   Burgio Family Holdings Inc. and Monaco Group
21.1               List of Subsidiaries
23.1               Consent of Amisano Hanson, Certified Public Accountants
23.2               Consent of Stepp Law Group (included in Exhibit 5.1)